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                                  EXHIBIT 23.1
                      CONSENT OF COOPERS & LYBRAND L.L.P.
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement of SITEL Corporation on Form S-3 of our report dated August 2, 1996 on our audits of the consolidated financial statements of SITEL Corporation as of May 31, 1996 and 1995 and for the three years ended May 31, 1996, which report is included in SITEL Corporation's Annual Report on Form 10-K for the year ended May 31, 1996.

                                          COOPERS & LYBRAND L.L.P.

Omaha, Nebraska
September 27, 1996